                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      DIGITAL TRANSMISSION SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       DIGITAL TRANSMISSION SYSTEMS, INC.
                     3000 NORTHWOODS PARKWAY, BUILDING 330
                            NORCROSS, GEORGIA 30071
                                 (770) 798-1300

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 7, 1996

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Digital Transmission Systems, Inc. (the "Company") will be held at: 3000 Northwoods Parkway, Building 330, Norcross, Georgia, at 9:00 a.m., eastern standard time, on Thursday, November 7, 1996 (the "Meeting"), to consider and act upon:

        1. Election of six persons to serve as members of the Company's Board of Directors;

        2. Approval of an amendment to the Company's 1996 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance by 240,000 shares;

        3. Approval of the Digital Transmission Systems, Inc. 1996 Employee Stock Purchase Plan;

        4. Ratification of the selection of KPMG Peat Marwick as independent public accountants for the Company's current fiscal year; and

        5. Such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on September 16, 1996 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors:

                                          /s/ Roger Maloch
                                          --------------------------------------
                                          ROGER MALOCH
                                          Secretary

October 10, 1996
Norcross, Georgia

                                   IMPORTANT

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                       DIGITAL TRANSMISSION SYSTEMS, INC.
                     3000 NORTHWOODS PARKWAY, BUILDING 330
                            NORCROSS, GEORGIA 30071

                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

SHAREHOLDERS' MEETING

     This Proxy Statement and the enclosed proxy are furnished on behalf of the Board of Directors of DIGITAL TRANSMISSION SYSTEMS, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on November 7, 1996 at 9:00 o'clock a.m. eastern standard time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 3000 Northwoods Parkway, Building 330, Norcross, Georgia. This Proxy Statement and the accompanying Proxy card were first mailed on or about October 14, 1996 to all shareholders entitled to vote at the Annual Meeting.

SHAREHOLDERS ENTITLED TO VOTE

     Only holders of record of Common Stock (including holders of record of the Company's units, which each include one share of common stock and one warrant to purchase one share of common stock) at the close of business on September 16, 1996 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on September 16, 1996, the Company had outstanding and entitled to vote 3,920,700 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Any shareholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of the Company or by filing with the Secretary of the Company a Proxy bearing a later date. The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting in person or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed form of Proxy will be counted for the purposes of determining the presence of a quorum at the meeting, whether or not the shareholder abstains on all or any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

COUNTING OF VOTES

     The purpose of the Annual Meeting is to consider and act upon the matters which are listed in the accompanying Notice of Annual Meeting and set forth in this Proxy Statement. The enclosed form of Proxy provides a means for a shareholder to vote for all of the matters listed in the accompanying Notice of Annual Meeting and described in the Proxy Statement. The enclosed form of Proxy also provides a means for a shareholder to vote for all of the nominees for Director listed thereon or to withhold authority to vote for one or more of such nominees. The six nominees receiving the highest number of votes will be elected to the Board of Directors. Broker non-votes are not counted in the election of directors.

     The accompanying form of Proxy also provides a means for a shareholder to vote for, against or abstain from voting on each of the other matters to be acted upon at the Annual Meeting. Each Proxy will be voted in accordance with the shareholder's directions. The affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote on proposals two through four set forth in the accompanying Notice of Annual Meeting is required for the approval of such proposal. Approval of any other matters as may properly come before the meeting also will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote at the meeting. Abstentions with respect to proposals two through four will have the same effect as a vote against these proposals. With respect to broker non-votes, the shares will not be considered present at the meeting for the proposal to which authority was withheld. Consequently, broker non-votes will not be counted with regard to the proposal, but they will have the effect of reducing the number of affirmative votes required to approve the proposal, because they reduce the number of shares present or represented from which a majority is calculated.

PROXIES

     The Proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Also, Morrow & Co. may solicit proxies at an approximate cost of $3,500 plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph, or messenger. The Company will pay persons holding units in their names or in the names of nominees, as well as brokerage houses, banks and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation will be paid by the Company.

     When the enclosed Proxy is properly signed and returned, the shares which it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of the nominees for election to the Board of Directors, and in favor of the approval of proposals two through four.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's voting securities as of September 16, 1996 by (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's directors and each of the executive officers named in the table under Executive Compensation, and (iii) all directors and executive officers of the Company as a group.

                                                                          NUMBER OF     APPROXIMATE
                                                                           SHARES        PERCENTAGE
                                                                        BENEFICIALLY     OF SHARES
                                 NAME                                   OWNED (1)(2)      OWNED(3)
----------------------------------------------------------------------  -------------   ------------
Peregrine Ventures II, L.P.(5)........................................    1,753,084         44.7
Andres C. Salazar(6)..................................................       63,433          1.6
Bobby Boykin(6).......................................................       29,851        *
Marlin H. Nelson(6)...................................................        7,463        *
Thomas C. Mock(6).....................................................      125,054          3.2
Roger E. Maloch(6)....................................................            0        *
Woodrow B. Cannon(6)..................................................            0        *
Frank LaHaye(7).......................................................    1,754,278         44.7
Gene Miller(7)........................................................    1,754,278         44.7
Robert D. Francis(8)..................................................            0        *
Edwin D. Kantor(9)....................................................            0        *
All executive officers and directors as a group (10 persons)(10)......    1,980,079         50.5

---------------

   * Less than 1%
 (1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and investment power with respect to the shares owned.

 (2) Includes shares of Common Stock issuable upon exercise of stock options exercisable within 60 days as follows: Mr. Salazar -- 42,074, Mr.
     Boykin -- 29,851, Mr. Nelson -- 7,463, Mr. Mock -- 4,695, Mr.
     LaHaye -- 1,194 and Mr. Miller -- 1,194.
 (3) Does not reflect approximately 593,067 shares issuable upon exercise of options granted under the Company's 1992 Stock Incentive Plan, of which options to purchase approximately 309,821 shares have vested as of the effective date of this Proxy and 200,000 shares issuable upon exercise of options granted under the Company's 1996 Stock Incentive Plan, none of which have vested as of the effective date of this Proxy.
 (5) The address of Peregrine Ventures II, L.P. is 20833 Stevens Creek, Suite 102, Cupertino, California 95014-2154.
 (6) The address of each of Mr. Salazar, Mr. Boykin, Mr. Nelson, Mr. Mock, Mr. Maloch and Mr. Cannon is c/o Digital Transmission Systems, Inc., 3000 Northwoods Parkway. Suite 330, Norcross, Georgia 30071.
 (7) The address of each of Mr. LaHaye and Mr. Miller is c/o Peregrine Ventures II, L.P., 20833 Stevens Creek, Suite 102, Cupertino, California 95014-2154. Includes 1,753,084 shares beneficially owned by Peregrine Ventures II, L.P., with respect to which Messrs. LaHaye and Miller share investment and voting control.
 (8) The address of Mr. Francis is c/o Milford Communications Partners, 21 Bianca Drive, Milford, Connecticut 06460.
 (9) The address of Mr. Kantor is c/o Barington Capital Group, L.P., 888 Seventh Avenue, 17th Floor, New York, NY 10019.
(10) Includes 1,753,084 shares owned by Peregrine Ventures II, L.P. with respect to which Messrs. LaHaye and Miller share investment and voting control.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

INTRODUCTION

     At the Annual Meeting, six directors are to be elected for the terms described below. The Board of Directors of the Company is divided into three classes serving staggered three-year terms. The terms of office of Mr. Mock and Mr. Salazar will expire in 1997, the terms of Mr. Francis and Mr. LaHaye will expire in 1998 and the terms of Mr. Miller and Mr. Kantor will expire in 1999. Officers of the Company serve at the discretion of the Board of Directors.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     The Board of Directors recommends a vote FOR each named nominee.

     The name and age, principal occupation or employment, and other data regarding each nominee, based on information received from the respective nominees, are set forth below:

     For a term of three years:

          Gene Miller, 55, has been a director of the Company since 1990. Mr. Miller is general partner of the general partnerships which control Peregrine Ventures, L.P. and Peregrine Ventures II, L.P. (a significant stockholder of the Company). Mr. Miller has co-managed these investment companies with Mr. LaHaye for the last five years. Mr. Miller also sits on the Board of Directors of Somatogen, Inc. and Raytel, Inc.

          Edwin Kantor, 64, was elected as a director of the Company in August, 1996. Mr. Kantor is vice chairman of Barington Capital Group, L.P., a New York city investment banking and brokerage firm and underwriters of the Company's initial public offering which was completed in March, 1996. Prior to joining Barington Capital, Mr. Kantor had 37 years of experience in the securities industry with Drexel Burnham Lambert Inc. and its predecessor firms.

     For a term of two years:

          Frank LaHaye, 67, has been a director of the Company since 1993. Mr. LaHaye, along with Gene Miller, is a general partner of the general partnerships which control Peregrine Ventures, L.P. and Peregrine Ventures II, L.P. (a significant stockholder of the Company). Mr. LaHaye has co-managed these investment companies with Mr. Miller for the last five years. Mr. LaHaye also sits on the Board of Directors of Quarterdeck Corporation and Fischer Imaging Corporation. Mr. LaHaye is also a director or trustee for many of the trusts and funds of the Franklin/Templeton Group.

          Robert D. Francis, 60, has been a director of the Company since 1995. From 1993 to the present, Mr. Francis has been a Managing Partner of Milford Communications Partners, Ltd., an international sales consulting firm, and a partner of Jefferson Partners, a Washington, D.C. Merchant Bank. From 1990 to 1993 Mr. Francis was President of GDC International, Inc.

     For a term of one year:

          Andres C. Salazar, 53, has been President and Chief Executive Officer and a member of the Board of Directors of the Company since 1994. From 1991 to 1994, Mr. Salazar was a Vice President and General Manager at AT&T Paradyne. From 1989 to 1991, he was Vice President of Operations for Avanti Communications.

          Thomas C. Mock, 37, is Assistant Vice President of Operations. Mr. Mock has been a Director of the Company since 1995. Mr. Mock has held various other positions with the Company since 1990, including Chief Technical Officer and Principal Engineer.

DIRECTOR COMPENSATION

     Meetings of the Board of Directors are scheduled quarterly, but can be held on an as-needed basis. All expenses, including travel and lodging, are reimbursed by the Company for meeting attendance. Non-employee Board members are also compensated with an option grant of 1,000 shares of Common Stock for every Board meeting attended in person.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     The Board of Directors of the Company held a total of 11 meetings during fiscal 1996. No director attended fewer than 80% of the meetings of the Board of Directors and committees thereof, if any, upon which such director served.

     The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

     Audit Committee. The Board of Directors has established an Audit Committee composed of two (2) directors for the purpose of approving the Company's independent auditors, reviewing the scope of their engagement, consulting with such auditors, reviewing the results of any audit examination, reviewing the disposition of recommendations made by the independent auditors during the past year, acting as liaison between the Board of Directors and the independent auditors and reviewing various Company policies, including those related to accounting and internal control matters. The current members of the Audit Committee are Mr. Miller and Mr. Kantor. Mr. Kantor was elected to the Audit Committee on October 4, 1996 to replace Mr. Francis who continues to serve on the Compensation Committee.

     Compensation Committee. The Board of Directors has established a Compensation Committee consisting of two (2) directors to review and approve executive compensation policies, practices, salary levels and bonus programs. The current members of the Compensation Committee are Mr. Francis and Mr. LaHaye.

CERTAIN TRANSACTIONS

     Edwin Kantor, a director of the Company since August, 1996, is a vice chairman of Barington Capital Group, L.P. Barington was the underwriter of the Company's initial public offering and received fees of approximately $850,000 in connection with said offering. In connection with such offering, Barington will also receive a fee equal to 5% of the aggregate exercise price of each warrant exercised after the first anniversary of the initial public offering. Barington has also been retained by the Company to provide certain investment banking services in the future.

     Robert Francis, a director of the Company, is a principal of Jefferson Partners, L.L.C. As part of the Company's initial public offering, Jefferson Partners received approximately $70,000 from Barington and in March, 1997, will receive up to 25% of the value of the underwriter's options received by Barington in connection with the offering. These amounts were compensation for Jefferson Partners' introduction of the Company to Barington and the performance by Jefferson Partners of certain diligence.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth certain information regarding the executive officers and directors of the Company:

    Andres C. Salazar......................  53    President and Chief Executive Officer;
                                                     Director
    Roger E. Maloch........................  40    Chief Financial Officer; Vice President
                                                   of Finance and Administration
    Woodrow B. Cannon*.....................  50    Vice President of Marketing and
                                                     Engineering
    Bobby G. Boykin........................  54    Vice President of U.S. Sales
    Marlin H. Nelson.......................  48    Vice President of International Sales
    Thomas C. Mock.........................  37    Assistant Vice President of Operations;
                                                     Director
    Frank LaHaye(2)........................  67    Director
    Gene Miller(1).........................  55    Director
    Robert D. Francis(2)...................  60    Director
    Ed Kantor(1)...........................  64    Director

---------------

(1) Member of the Audit Committee of the Board of Directors
(2) Member of the Compensation Committee of the Board of Directors

  * Joined the Company on August 5, 1996.

     Andres C. Salazar has been President and Chief Executive Officer and a member of the Board of Directors of the Company since 1994. From 1991 to 1994, Mr. Salazar was a Vice President and General Manager at AT&T Paradyne. From 1989 to 1991, he was Vice President of Operations for Avanti Communications.

     Roger E. Maloch was named Chief Financial Officer of the Company on July 8, 1996. Prior to that time he was CFO at UniComp, Inc., a publicly traded software company in Atlanta. From 1981 to 1989, Mr. Maloch held various marketing and general management positions with Dun & Bradstreet Software in Atlanta.

     Woodrow B. Cannon was named Vice President of Marketing and Engineering for the Company in August 1996. He was previously Vice President of Marketing for BellSouth Communication Systems and served in several senior marketing positions for the Motorola Information Systems Group from 1988 through 1995. Prior to Motorola, he had over five years of management experience in several AT&T sales and marketing positions and over thirteen years with IBM.

     Bobby G. Boykin has been Vice President of U.S. Sales since 1994. From 1990 to 1993 he was Senior Account Executive for Telematics International, Inc.

     Marlin H. Nelson has been Vice President of International Sales since 1995. From 1993 to 1995 he was Vice President, European Region for Hayes Microcomputer Products. During 1992, Mr. Nelson was Vice President, European Sales for N.E.T. From 1990 to 1991, he was Vice President of Europe, Africa and the Middle East for GDC, Inc.

     Thomas C. Mock is Assistant Vice President of Operations. Mr. Mock has been a Director of the Company since 1995 and has held various other positions with the Company since 1990, including Chief Technical Officer and Principal Engineer.

                                   PROPOSAL 2

        APPROVAL OF MODIFICATIONS TO THE COMPANY'S AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN

     Effective January 1996, the Board of Directors adopted the 1996 Stock Incentive Plan (the "1996 Plan") which provides for the grant of stock options for up to 200,000 shares of common stock. The 1996 Plan also permits the Board of Directors to grant stock appreciation rights, stock bonuses, and restricted stock awards in accordance with the provisions of the Plan. The Plan remains in effect until January 2006 unless sooner terminated by the Board of Directors.

     Options granted under the 1996 Plan may be incentive stock options or non-qualified stock options, as determined by the Board of Directors at the time of grant. Incentive stock options are granted at a price not less than the fair market value of the stock on the grant date, and non-qualified options are granted at a price to be determined by the Board of Directors provided that such exercise price is not less than 85% of the fair market value of the stock on the grant date. Option vesting terms are established by the Board of Directors at the time of grant, and presently range from three to five years. The expiration date of options granted under the 1996 Plan is determined at the time of grant and may not exceed ten years from the date of the grant. At September 16, 1996, there were options outstanding to purchase 200,000 shares of the Company's common stock, of which no shares were exercisable. There were 0 options available for grant at June 30, 1996 under the 1996 Plan.

     The Board of Directors believes that in order to attract and retain qualified employees for the Company, it is necessary to continue to grant employees options under the 1996 Plan. The Board of Directors further believes that the remaining shares in the 1996 Plan are insufficient for such purpose. The Board of Directors recommends a vote FOR the approval of modifications to the 1996 Stock Incentive Plan to increase the number of shares available for issuance from 200,000 to 440,000.

                                   PROPOSAL 3

    ADOPTION OF THE AMENDED AND RESTATED DIGITAL TRANSMISSION SYSTEMS, INC.
                       1996 EMPLOYEE STOCK PURCHASE PLAN

     Subject to shareholder approval, the Company's Board of Directors on August 1, 1996 approved the establishment of an Employee Stock Purchase Plan.

DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

     The following description of the Employee Stock Purchase Plan (the "Plan") is qualified in its entirety by reference to the text thereof set forth in Exhibit A. The Board of Directors recommends that the shareholders vote FOR the ratification of the Plan.

PURPOSE OF THE PLAN

     The Plan is intended to provide an opportunity for employees of the Company and its present and future subsidiaries to share in the growth and prosperity of the Company through acquisition of an equity interest in the Company.

THE PLAN

     Up to 150,000 shares of the Company's common Stock may be offered under the Plan. The Plan provides for the issuance of options to purchase stock in the Company. The Common Stock issued upon exercise of options granted under the Plan may be either treasury stock or Common Stock originally reserved for purposes of the Plan. If an option terminates for any reason without being exercised in full, the unpurchased shares of stock subject to such option shall again be available for purposes of the Plan.

     The Compensation Committee of the Board of Directors (the "Committee") may at any time amend the Plan in any respect, except that approval of the stockholders of the Company will be required for any amendment for which stockholder approval is required under Section 423 of the Internal Revenue Code (the "Code") or any other applicable law. The Committee may at any time terminate the Plan effective as of the last day of any fiscal year or may terminate the right of employees to make contributions or further contributions under the Plan during any fiscal year.

ADMINISTRATION OF THE PLAN

     The Plan provides that it shall be administered by the Company or an individual delegated such authority by the Company and that the Company or such individual shall keep records of individual employee benefits. The Committee shall interpret the terms and intent of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, and all such determinations by the Committee shall be conclusive and binding on all persons.

ELIGIBILITY FOR PARTICIPATION

     Options may be granted only to employees who have completed ninety days of service with the Company or its present and future subsidiaries as the Committee may select from time to time (other than highly compensated employees of the Company, as defined in Section 414(q) of the Code) whose customary employment is a least twenty hours a week and is or will be more than five months in a calendar year.

PARTICIPATION IN THE PLAN

     Each employee of the Company who becomes eligible to participate in the Plan shall be furnished a copy of the Plan and a request for participation. An employee may only participate in the Plan at the beginning of the Plan Period. "Plan Period" means the twelve month period beginning on July 1 of a calendar year and ending on the next succeeding June 30, except that the first Plan Period shall be from November 15, 1996 through June 30, 1997. The completed request for participation shall indicate the Member's Contribution Rate (as defined below), authorized by the employee for such Plan Period.

     In order to participate in the Plan and be granted an option under the Plan, an employee must authorize the Company to deduct through payroll deduction an exact number of dollars per month, but not less than $10.00 per month ("Member's Contribution Rate"). The maximum deduction shall be 10% of his normal monthly pay from the Company as of the first day of the upcoming Plan Period.

     At any time during the year, an employee may notify the Company that he wishes to discontinue his contributions. This notice shall be in writing on such forms as provided by the Company and shall become effective as of a date specified by the employee but not more than thirty (30) days following its receipt by the employee. Members may elect to withdraw their contributions at any time during the Plan Period. However, if contributions are withdrawn during the Plan Period, no further contributions will be permitted during that Plan Period. The fact that an employee elects to participate for a Plan Period, or fails so to elect, shall not affect his right to participate, or not to participate, for any other Plan Period. The issue price of the Company's Common Stock under the Plan (the "Issue Price") will be the lesser of (a) 85% of the closing market price on the last trading date of the Plan Period (being the "Exercise Date" for the year) or (b) 85% of the closing market price on the first trading date of the Plan Period (being the "Grant Date" for the year). However, as long as the Common Stock is traded as part of a unit, the price of such Common Stock will be determined by subtracting the price of the warrants (as determined through the use of a Black-Scholes option pricing model) from the market price of the unit, on either the Exercise Date or Grant Date as required. If the total number of shares to be purchased under options by all employees for any one year period exceeds the number of shares remaining authorized under the Plan, a pro rata allocation of the available shares will be made among all employees authorizing such payroll deductions based on the amount of the respective aggregate payroll deductions up to the Exercise Date.

     On the Exercise Date, an employee's Contribution Account shall be used to purchase the maximum number of whole shares of the Company's Common Stock determined by dividing the Issue Price into the

Member's Contribution Account, unless the employee has notified the Company in writing at least ten (10) business days prior to the Exercise Date that the employee does not want to exercise any options. Notwithstanding the foregoing, no employee may purchase more than 2,000 shares of stock under the Plan during any one year. Any money remaining in the Member's Contribution Account that is not used to purchase the stock shall be returned to the employee. Options granted under the Plan shall be subject to such amendment or modification as the company shall deem necessary to comply with any applicable law or regulation, and shall contain such other provisions as the Company shall from time to time approve and deem necessary.

     In no event may an employee (i) receive an option which permits his rights to purchase stock under all employee stock purchase plans of the Company and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time or (ii) receive an option if he owns (within the meaning of Section 423(b)(3) of the Code), immediately after the option is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary corporations, or (iii) transfer or otherwise alienate any option granted to him under the Plan, other than by will or the laws of descent and distribution.

TERMINATION OF EMPLOYMENT

     Under the Plan, if a participant's employment with the Company is terminated for any reason other than death or retirement, all of his options shall be null and void, and the balance of his Contribution Account shall be paid promptly to him or his legal representative. If a participant's employment with the Company is terminated due to death or retirement, no further contributions on behalf of the deceased or retired participant can be made. At any time the participant may elect to withdraw the balance of his Contribution Account and thereby choose not to exercise the option, or he may exercise the option in accordance with the Plan. A participant's personal representative or legatee under his will may exercise any option granted before such participant's death.

     Nothing in the Plan or any option granted thereunder confers upon a holder the right to continue as an employee of the Company or affect the right of the Company to terminate a holder's employment at any time.

NO TRANSFER OF OPTIONS

     A participant may not transfer or assign an option granted to him under the Plan except by will or by the laws of decent and distribution. Options may be exercised during a participant's lifetime only by him.

DIVIDENDS, VOTING AND OTHER RIGHTS AS A SHAREHOLDER

     A participant in the Plan becomes a shareholder of record of the Company on the date an option is exercised and payment is received for the shares of stock issued pursuant thereto. At that time, a participant will have all the benefits that arise from ownership of the Common Stock. Prior to issuance of such shares of Common Stock, a participant will have no rights as a shareholder arising from participation in the Plan.

ERISA

     The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not a qualified pension, profit-sharing or stock bonus plan under Section 401 of the Code.

CHANGE IN CAPITALIZATION OR MERGER OF THE COMPANY

     The aggregate number of shares of stock reserved for purchase under the Plan, the calculation of the Issue Price, and the determination of the maximum number of shares which each participant may purchase pursuant to the Plan shall be appropriately adjusted to reflect any increases or decreases in the number of issued shares of stock resulting from a subdivision or consolidation of shares or other capital adjustment, or payment of a stock dividend, stock split, or other such increase or decrease in such shares of the stock. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or survives only as a subsidiary of another corporation, each outstanding option granted under this Plan shall terminate except to the extent that another corporation assumes such option or substitutes another option therefor.

SALE OF SHARES

     The shares of stock issued pursuant to the Plan will have been registered pursuant to the Securities Act of 1933, as amended, and except for certain restrictions relating to affiliates of the Company, will be freely resalable. Once a stock certificate representing the shares is delivered to the participant, the Company has no responsibility regarding such subsequent sale. If an employee or former employee disposes of a share of Company Stock obtained under the Plan (i) prior to two years after the Grant Date of such share, or
(ii) prior to one year after the Exercise Date, then that employee or former employee must notify the Company immediately of such disposition in writing.

                 TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN

     The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. No taxable gain will be recognized by employees upon the grant or exercise of an option to purchase shares of the Common Stock under the Plan, and the Company will not be entitled to a deduction at the time any such option is granted or exercised. Provided an employee holds the shares of the Common Stock acquired under the Plan for a period of at least two years from the first day of the Plan Period during which he acquired the shares, then an amount equal to the lesser of (i) the excess of the fair market value of the shares of the Common Stock at the time of such disposition over the amount paid for the shares, or (ii) the excess of the fair market value of the shares of the Common Stock on the first day of the Plan Period during which the employee purchased the shares, over the amount paid for the shares, must be treated as compensation in the year of such disposition and will be taxed at ordinary income rates. The balance of the gain realized upon such sale, if any, will be taxed as a long-term capital gain. If an employee sells shares of the Common Stock acquired under the Plan before the end of the two-year holding period described above, all or a portion of the gain realized will be treated as ordinary income, and the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized.

     Management estimates that approximately 60 employees of the Company and its subsidiaries are eligible to participate in the Plan. The benefits to be received from the Plan will depend on the extent to which employees elect to participate and, therefore, are not determinable.

     The Board of Directors recommends that the shareholders vote FOR approval of the 1996 Employee Stock Purchase Plan.

                                   PROPOSAL 4

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     In July 1996, the Board of Directors selected the accounting firm of KPMG Peat Marwick LLP to serve as its independent auditor and recommends that shareholders vote for ratification of such appointment. Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     Price Waterhouse LLP was removed as the Company's principal auditor as of July 11, 1996. During the fiscal year ended June 30, 1995, and during the interim period until their dismissal, there were no disagreements between the Company and Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Price Waterhouse LLP, would have required Price Waterhouse LLP to make reference to the subject matter of the disagreement in connection with its report and no "reportable event" occurred within the meaning of Item 304(A)(1)(v) of SEC Regulation S-K. Price Waterhouse LLP has confirmed that it concurs with the statements made by the Company herein. The decision to change accountants was recommended by the audit committee and approved by the Board of Directors.

     The Board of Directors engaged KPMG Peat Marwick LLP, effective July 11, 1996. Prior thereto, the Company did not consult KPMG Peat Marwick LLP on any matter that was the subject of a disagreement with the Company's former accountants or a reportable event (as such terms are defined by Item 302(A)(1)(v) of Regulation S-K).

     The Board of Directors recommends that the shareholders vote FOR ratification of the selection of KPMG Peat Marwick as independent auditors.

                             EXECUTIVE COMPENSATION

     Compensation Summary. The following table presents certain summary information concerning compensation earned for services rendered to the Company by Andres C. Salazar, the Company's President and Chief Executive Officer and each of the other executive officers of the Company who received compensation of at least $100,000 during 1996 (collectively the "Named Executive Officers"), for the fiscal years ended June 30, 1996, 1995, and 1994.

                                                                        LONG TERM
                                                                      COMPENSATION
                                                                     ---------------
                                              ANNUAL COMPENSATION      SECURITIES
                                              --------------------     UNDERLYING          ALL OTHER
     NAME AND PRINCIPAL POSITION        FY    SALARY($)   BONUS($)   OPTIONS/SARS(#)   COMPENSATION(1)($)
-------------------------------------  ----   ---------   --------   ---------------   ------------------
Andres C. Salazar....................  1996    140,167          0         75,867             12,750
  President and CEO                    1995    132,625     38,427        126,866             37,809
                                       1994     48,750          0              0                  0
Bobby G. Boykin......................  1996    105,633     13,246         19,499                  0
  V.P. US Sales                        1995    100,494     28,550         44,776                  0
                                       1994     90,000          0              0                  0
Marlin H. Nelson.....................  1996    112,380     15,000         26,745                  0
  V.P. International Sales             1995      7,900      3,591         29,851                  0
                                       1994          0          0              0                  0

---------------

(1) Amounts set forth in this column represent certain relocation expenses.

     No other executive officer had total compensation greater than $100,000 in the fiscal year ended June 30, 1996.

     Grants of Stock Options. The following table contains information concerning options granted to the Named Executive Officers during the fiscal year ended June 30, 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                                        NUMBER OF         PERCENT OF TOTAL
                                        SECURITIES       OPTIONS GRANTED TO     EXERCISE
                                    UNDERLYING OPTIONS       EMPLOYEES        OR BASE PRICE   EXPIRATION
                 NAME                   GRANTED(#)         IN FISCAL YEAR        ($/SH)          DATE
    ------------------------------  ------------------   ------------------   -------------   ----------
    Andres C. Salazar.............        75,867                 25%              4.730        2/23/2006
    Bobby G. Boykin...............        19,499                  6%              4.730        2/23/2006
    Marlin H. Nelson..............        26,745                  9%              4.730        2/23/2006

     Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table sets forth certain information with respect to options exercised during fiscal year 1996 and presents the value of unexercised stock options held by the named executive officers as of June 30, 1996.

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                  VALUE          OPTIONS/SARS AT         IN-THE-MONEY OPTIONS AT
                               SHARES ACQUIRED   REALIZED           YEAR END              FISCAL YEAR END($)(1)
            NAME               ON EXERCISE(#)     ($)(1)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
-----------------------------  ---------------   --------   -------------------------   -------------------------
Andres C. Salazar............       21,359        204,683         42,074/139,300           $403,195/$1,031,975
Bobby G. Boykin..............            0              0          29,851/34,424             $302,812/$258,776
Marlin H. Nelson.............            0              0           7,463/49,133              $70,518/$361,049

---------------

(1) Dollar values were calculated by determining the difference between the June 30, 1996 fair market value of the Company's Common Stock and the exercise price of such options before income taxes.

                            SECTION 16(A) REPORTING

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and all other equity securities of the Company beneficially owned by them. Directors, executive officers and greater than 10% shareholders are required by regulation to furnish the Company the copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1996, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% beneficial owners were complied with by such persons except that Form 3's for Gene Miller, Edwin Kantor and Woody Cannon were inadvertently filed after the filing deadline.

                             SHAREHOLDER PROPOSALS

     Rules of the Securities and Exchange Commission require that any proposal by a shareholder of the Company for consideration at the 1997 Annual Meeting of Shareholders must be received by the Company no later than June 12, 1997, if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 1997 Annual Meeting. Under such rules, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

                                 OTHER MATTERS

     Management of the Company is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Andres C. Salazar
                                          --------------------------------------
                                          ANDRES C. SALAZAR
                                          President and Chief Executive Officer

                                                                       EXHIBIT A

             TO DIGITAL TRANSMISSION SYSTEMS, INC. PROXY STATEMENT
                    FOR 1996 ANNUAL MEETING OF SHAREHOLDERS

        DIGITAL TRANSMISSION SYSTEMS, INC. EMPLOYEE STOCK PURCHASE PLAN

     Digital Transmission Systems, Inc., a Delaware corporation (hereinafter referred to as the "Sponsoring Employer" or as an "Employer"), has adopted the following Employee Stock Purchase Plan for the benefit of its eligible employees.

     The number of shares of the Sponsoring Employer's $.01 par value common stock (the "Common Stock") presently reserved for issuance under the plan is 150,000 shares.

     The purpose of this plan is to provide an opportunity for eligible employees of an Employer to share in the growth and prosperity of the Sponsoring Employer through acquisition of shares of the Common Stock.

     The Company intends that options issued under this plan (hereinafter "Options") constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE I

                                     TITLE

     SECTION 1.01 This plan shall be known as the Digital Transmission Systems, Inc. 1996 Employee Stock Purchase Plan (hereinafter referred to as the "Plan").

                                   ARTICLE II

                                  DEFINITIONS

     As used herein, the following words and phrases shall have the meanings specified below, unless a different meaning is plainly required by the context, viz.:

     SECTION 2.01 The term "Board of Directors" or "Board" shall mean the Board of Directors of the Sponsoring Employer.

     SECTION 2.02 The term "Closing Market Price" shall mean the price paid in the last sale in the Nasdaq Stock Market's SmallCap Market (hereinafter referred to as "NASDAQ") as reported by NASDAQ as of the applicable date; provided that, if there shall be any material alteration in the present system of reporting prices of such stock, or if such stock shall no longer be reported by NASDAQ, the fair market value of the stock as of a particular date shall be determined by such method as shall be specified by the Compensation Committee of the Board and, provided further, that for so long as the common stock is only traded as part of a unit, the price of the common stock shall be determined by using the price paid for a unit as described above and attributing a price to the warrant as determined through the use of a Black-Scholes option pricing model.

     SECTION 2.03 The term "Continuous Service" shall mean an Employee's number of completed days or months of continuous employment with an Employer from his last hiring date to his date of severance of employment for any reason. Continuous Service shall not be broken by reason of and shall be credited for absence due to vacation, temporary sickness or injury.

     SECTION 2.04 The term "Contribution Account" shall mean the account established on behalf of a Member to which shall be credited the amount of the Member's contribution, pursuant to Article IV.

     SECTION 2.05 The term "Employee" shall mean each current or future employee of an Employer, except highly compensated employees of the Employer (within the meaning of Section 414(q) of the Code), whose customary employment is at least twenty (20) hours a week and is or will be more than five (5) months in a calendar year.

     SECTION 2.06 The term "Employer" shall mean any corporation designated by the Board of Directors of the Sponsoring Employer as an Employer under this Plan and which is either the Sponsoring Employer or a Subsidiary of the Sponsoring Employer.

     SECTION 2.07 The term "Exercise Date" shall mean the last NASDAQ trading date of the Plan Period.

     SECTION 2.08 The term "Grant Date" shall mean the first NASDAQ trading date of the Plan Period.

     SECTION 2.09 The "Issue Price" shall mean the price of the stock to be charged to participating Members at the Exercise Date as provided in Article IV.

     SECTION 2.10 The term "Member" shall mean any Employee of an Employer who has met the conditions and provisions for becoming a Member as provided in
Article III.

     SECTION 2.11 The term "Member's Contribution Rate" shall be that exact number of dollars a Member elects to contribute by regular payroll deductions to his Contribution Account as provided by Section 4.02.

     SECTION 2.12 For hourly Employees the term "Normal Monthly Pay" shall be computed by annualizing the Employee's hourly base pay and his regular scheduled hours of work as of the first day of the Plan Period in question and dividing by twelve. For salaried Employees the "Normal Monthly Pay" shall be the Employee's regular monthly base pay as of the first day of the Plan Period in question.

     SECTION 2.13 The term "Plan Period" shall mean the twelve (12) month Period beginning on July 1 of a calendar year and ending on the next succeeding June 30.

     SECTION 2.14 The term "Sponsoring Employer" shall mean Digital Transmission Systems, Inc., a Delaware corporation, the plan sponsor for all purposes.

     SECTION 2.15 The term "Sponsoring Employer Stock" shall mean those shares of the Common Stock which pursuant to section 4.01 are reserved for issuance upon the exercise of the options granted under this Plan.

     SECTION 2.16 The term "Subsidiary" shall mean any corporation having a relationship to the Sponsoring Employer described in Section 424(f) of the Code, as amended.

     SECTION 2.17 Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.

                                  ARTICLE III

                               MEMBERSHIP IN PLAN

     SECTION 3.01 Each employee will be eligible to become a Member in the Plan for any Plan Period if he has completed ninety (90) days of Continuous Service with an Employer on or before the first day of the Plan Period.

     SECTION 3.02 Upon becoming a Member, said Member shall be bound by the terms of this Plan, including any amendments hereto.

     SECTION 3.03 Each Employee who becomes eligible to become a Member shall be furnished a summary of the Plan and a request for participation. If such Employee elects to participate hereunder for a Plan Period, he shall complete such form and file it with his Employer prior to the first day of the Plan Period (provided, however, that for the first Plan period under this Plan, elections to participate may be filed by a date determined by the Board of Directors). An Employee may only become a Member in the Plan at the beginning of a Plan Period. The complete request for participation shall indicate the Member's Contribution Rate authorized by the Member for such Plan Period.

                                   ARTICLE IV

                           ISSUANCE OF STOCK OPTIONS

     SECTION 4.01 The Sponsoring Employer shall reserve 150,000 shares of Sponsoring Employer Stock for issuance upon the exercise of the options granted hereunder. These shares may be either authorized and unissued shares, issued shares held in or acquired for the treasury of the Sponsoring Employer, or shares of stock reacquired by the Sponsoring Employer upon purchase in the open market or otherwise.

     SECTION 4.02 Subject to the provisions of this Plan, including the limitations contained in Section 4.06, on the Grant Date for each Plan Period each Employee is hereby granted an Option for each Plan Period to purchase the number of shares of Common Stock which may be purchased, at the Issue Price determined under Section 4.04, with the aggregate amount of the Member's contributions during the Plan Period. In order to participate in the Plan for a Plan Period and be granted an option hereunder, an Employee must authorize his Employer to deduct through payroll deduction an exact number of dollars per month, but not less than $10.00 per month ("Member's Contribution Rate"). The maximum deduction shall be 10% of his Normal Monthly Pay from his Employer as of the first day of the Plan Period. Such authorization shall be in writing and on such forms as shall be provided by the Sponsoring Employer. Such deductions shall begin as of the first pay period beginning on or after the first day of the Plan Period. For all purposes of this Plan, such contributions shall be deemed a part of the Member's Contribution Account. Member contributions will not be permitted to begin at any time other than the beginning of the Plan Period. No interest shall accrue on any amounts withheld under this Plan.

     At any time during the Plan Period, a Member may notify the Sponsoring Employer that he wishes to discontinue his contributions. This notice shall be in writing on such forms as provided by the Sponsoring Employer and shall become effective as of a date specified by the Member but not more than (30) days following its receipt by the Sponsoring Employer.

     Members may elect to withdraw their contributions at any time during the Plan Period. However, if contributions are withdrawn during the Plan Period, no further contributions will be permitted during the Plan Period.

     The fact that an Employee elects to participate for a Plan Period, or fails so to elect, shall not affect his right to participate, or not to participate, for any other Plan Period.

     SECTION 4.03 If the total number of shares to be purchased under options by all Members for any Plan Period exceeds the number of shares remaining authorized under this Plan, a pro rata allocation of the available shares will be made among all Members authorizing such payroll deductions based on the amount of the respective aggregate payroll deductions up to the Exercise Date.

     SECTION 4.04 The Issue Price of the Sponsoring Employer Stock under this Plan will be the lesser of (a) 85% of the Closing Market Price on the last trading date of the Plan Period (being the Exercise Date for the Plan Period) or
(b) 85% of the Closing Market Price on the first trading date of the Plan Period (being the Grant Date for the Plan Period).

     SECTION 4.05 On the Exercise Date a Member's Contribution Account shall be used to purchase the maximum number of whole shares of Sponsoring Employer Stock determined by dividing the Issue Price, defined in Section 4.04, into the Member's Contribution Account, unless the Member has notified the Sponsoring Employer in writing ten (10) business days prior to the Exercise Date that the Member does not want to exercise any options. Notwithstanding the foregoing, no Member may purchase more than 2,000 shares of Sponsoring Employer Stock under the Plan during any Plan Period. Any money remaining in a Member's Contribution Account that is not used to purchase Sponsoring Employer Stock shall be returned to the Member. Options granted under this Plan shall be subject to such amendment or modification as the

Sponsoring Employer shall deem necessary to comply with any applicable law or regulation, and shall contain such other provisions as the Sponsoring Employer shall from time to time approve and deem necessary.

     SECTION 4.06 In no event may a Member (i) receive an option which permits his rights to purchase stock under all employee stock purchase plans of the Employer and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, or (ii) receive an option if he owns (within the meaning of Section 423(b)(3) of the Code), immediately after the option is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Sponsoring Employer or its parent or subsidiary corporations, or (iii) transfer or otherwise alienate any option granted to him under this plan, other than by will or the laws of descent and distribution.

     SECTION 4.08 The Sponsoring Employer stock certificates purchased through the exercise of the option granted hereunder shall be issued to the Member as soon as practicable after the date of such exercise. All shares of Sponsoring Employer Stock purchased in accordance with Section 4.05 hereof shall be issued in the name of the Member or former Member and shall be kept in such name by the Member or former Member until the earlier of the date the shares are disposed of or the expiration of both of the periods described in Section 4.11 hereof.

     SECTION 4.09 Any Employee whose employment with the Employer is terminated for any reason, except death or retirement, during a Plan Period shall cease being a Member immediately. The balance of the Member's Contribution Account shall be paid to such Member, or his legal representative, as soon as practicable after his termination. Any options granted to such Member shall be deemed null and void.

     SECTION 4.09 If a Member shall die during the Plan Period, no further contributions on behalf of the deceased Member shall be made. The Executor or administrator of the deceased Member may elect to withdraw the balance in said Member's Contribution Account by notifying the Employer in writing prior to the last day of the Plan Period. In the event no election to withdraw has been made, the balance accumulated in the Member's Contribution Account shall be used to purchase shares of Sponsoring Employer's Stock in accordance with Section 4.05 hereof.

     SECTION 4.10 If a Member shall retire during a Plan Period, no further contributions on behalf of the retired Member shall be made. The Member may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the last day of the Plan Period. In the event no election to withdraw has been made, the balance accumulated in the retired Member's Contribution Account shall be used to purchase shares of the Sponsoring Employer's Stock in accordance with Section 4.05 hereof.

     SECTION 4.11 If a Member or former Member disposes of a share of Sponsoring Employer Stock obtained under this Plan (i) prior to two (2) years after the Grant Date of such share, or (ii) prior to one (1) year after the Exercise Date, then that Member or former Member must notify the Sponsoring Employer immediately of such disposition in writing.

                                   ARTICLE V

                                 MISCELLANEOUS

     SECTION 5.01 The Sponsoring Employer or an individual delegated such authority by the Sponsoring Employer shall administer the Plan and keep records of individual Member benefits. The Compensation Committee of the Board shall interpret the terms and intent of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, and all such determinations by the Compensation Committee shall be conclusive and binding on all persons.

     SECTION 5.02 Each Member, former Member, or any other person who shall claim any right or benefit under this Plan, shall be entitled only to look to the Employer for such benefit.

     SECTION 5.03 The Compensation Committee of the Board may, at any time or from time to time, amend the Plan in any respect, except that approval of the stockholders of the Sponsoring Employer will be required for any amendment for which stockholder approval is required under
Section 423 of the Code or any other applicable law. The Compensation Committee may at any time terminate the Plan effective as of the last day of any Plan Period or may terminate the right of Members to make contributions or further contributions under the Plan during any Plan Period.

     SECTION 5.04 The Employer will pay all expenses of administering this Plan that may arise in connection with this Plan.

     SECTION 5.05 Any rules, regulations or procedures that may be necessary for the proper administration or functioning of this plan that are not covered in this Plan shall be promulgated and adopted by the Compensation Committee of the Board.

     SECTION 5.06 Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any Provisions hereof.

     SECTION 5.07 This Plan shall be construed in accordance with the laws of the State of Georgia.

     SECTION 5.08 A misstatement of fact as to an Employee's length of Continuous Service, date of employment or any such other matter shall be corrected when it becomes known that any such misstatement of fact has occurred.

     SECTION 5.09 The options granted hereunder are not transferrable by the Member otherwise than by will or the laws of descent and distribution and are exercisable during the Member's lifetime only by him. If a Member attempts such assignment, transfer or alienation, his Employer shall disregard that action.

     SECTION 5.10 This Plan is intended to be an "employee stock purchase plan" qualified under Section 423 of the Code, and it shall be interpreted and administered by the Sponsoring Employer in such a manner as to insure that the Members receive the benefits provided by such a plan.

     SECTION 5.11 This Plan shall not be deemed to constitute a contract between an Employer and any Member or to be a consideration or an inducement for the employment of any Member or Employee. Nothing contained in this Plan shall be deemed to give any Member or Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Member or Employee at any time regardless of the effect which such discharge shall have upon him as a Member of the Plan.

     SECTION 5.12 No liability whatever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of the Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of, and any and all rights and claims against, the Employer, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Member, as a part of the consideration for any benefits by the Employer under this Plan.

     SECTION 5.13 Notwithstanding any other provisions of this Plan, in order for this plan to continue as effective, it must be approved by the shareholders of the Sponsoring Employer during the period commencing twelve (12) months prior to and ending twelve (12) months after it is adopted by the Board.

     SECTION 5.14 The aggregate number of shares of Sponsoring Employer Stock reserved for purchase under the Plan as provided in Section 4.01 hereof, and the calculation of the Issue Price per share as provided in Section 4.04 hereof and the maximum number of shares which may be purchased by each Member pursuant to
Section 4.05 hereof shall be appropriately adjusted to reflect any increases or decreases in the number of issued shares of Sponsoring Employer Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or payment of a stock dividend, stock split, or other such increase or decrease in such shares of Sponsoring Employer Stock. In the event of a dissolution or liquidation of the Sponsoring Employer or a merger or consolidation in which the Sponsoring Employer is not the surviving corporation or survives only as a subsidiary of another corporation, each outstanding option granted under this Plan shall terminate except to the extent that another corporation assumes such option or substitutes another option therefor.

     SECTION 5.15 The Sponsoring Employer's obligation to sell and deliver stock under the Plan is at all times subject to all approvals of any governmental authorities required in connection with the authorization, issuance, sale or delivery of such stock.

     SECTION 5.16 Any notice which the Sponsoring Employer or Member may be required or permitted to give to each other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: if to the Sponsoring Employer to the Chief Financial Officer, Digital Transmission Systems, Inc., 3000 Northwoods Parkway, Building 330, Norcross, Georgia 30071, or at such other address as the Sponsoring Employer, by notice to the Members, may designate in writing from time to time; if to any other Employer, to the address designated by such Employer in a written notice to the Members; and if to the Member, at the address shown on the records of the Sponsoring Employer, or at such other address as the Member, by notice to the Sponsoring Employer, may designate in writing from time to time.

                                                                     APPENDIX A

                       DIGITAL TRANSMISSION SYSTEMS, INC.
                     3000 NORTHWOODS PARKWAY, BUILDING 330
                            NORCROSS, GEORGIA 30071

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Andres C. Salazar, Thomas C. Mock and Roger
E. Maloch, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of Common Stock of DIGITAL TRANSMISSION SYSTEMS, INC. held of record by the undersigned on September 16, 1996, at the annual meeting of shareholders to be held on November 7, 1996 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

    Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" all nominees in Proposal 1 and "FOR" Proposals 2, 3 and 4.

/ / I PLAN TO ATTEND MEETING

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

1. Election of the following Nominees as Directors for terms expiring as stated below:

                    For a term of three years:                  Gene Miller and Edwin Kantor
                    For a term of two years:                    Frank LaHaye and Robert D. Francis
                    For a term of one year:                     Andres C. Salazar and Thomas C. Mock
                  / / FOR all Nominees                          / / WITHHELD for all Nominees

INSTRUCTIONS: Withhold for the following only (Write the name of the nominee(s)
                              in the space below)

--------------------------------------------------------------------------------
                           (continued on other side)

2. Approval of an amendment to the Company's 1996 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance by 240,000 shares.

             / / FOR             / / AGAINST             / / ABSTAIN

3. Approval of the Digital Transmission Systems, Inc. 1996 Employee Stock Purchase Plan.

             / / FOR             / / AGAINST             / / ABSTAIN

4. Ratification of the selection of KPMG Peat Marwick as independent public accountants for the Company's current fiscal year.

             / / FOR             / / AGAINST             / / ABSTAIN

                                                 PLEASE MARK YOUR CHOICE LIKE
                                                 THIS /X/ IN BLUE OR BLACK INK,

                                                 Date
                                                     ---------------------------

                                                 -------------------------------
                                                 Signature

                                                 -------------------------------
                                                 Signature if held jointly

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED
                                   ENVELOPE.